UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

Sale of Senior Secured Convertible Notes

The following does not purport to be a complete description of the Securities Purchase Agreement, the Senior Secured Convertible Notes, the Investor Note, the Registration Rights Agreement, the Security and Pledge Agreements, the Guaranty, the Voting and Lockup Agreement and the Placement Agent Warrant described in this Current Report and each is qualified in its entirety by reference to the full text of such document. Such documents are attached as exhibits to this Current Report and are incorporated herein by reference.

Capitalized terms used in the discussion below but not defined are defined in the form of Senior Secured Convertible Note attached as Exhibit 10.2 to this Current Report.

Securities Purchase Agreement

On September 7, 2016 (the “Closing Date”), pursuant to a Securities Purchase Agreement (“SPA”) entered into by Helios and Matheson Analytics Inc. (the “Company”), an institutional investor (the “Investor”) and Palladium Capital Advisors LLC (“Palladium”, and collectively with the Investor, the “Buyers”), the Company sold and issued Senior Secured Convertible Notes to the Buyers in the aggregate principal amount of $4,381,075 (each, a “Note” and collectively, the “Notes”) for consideration consisting of (i) a cash payment by the Investor in the amount of $1,000,000 together with a secured promissory note payable by the Investor to the Company (the “Investor Note”) in the principal amount of $3,000,000 (the “Purchase Price Balance”), and (ii) acceptance by Palladium of a Note, in the same form as the Notes issued to the Investor, in the principal amount of $80,000 in lieu of payment by the Company of that amount of cash payable by the Company to Palladium as a placement agent commission (the “Note Financing”). The Note Financing was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

On the Closing Date, the Company used $750,000 of the proceeds from the sale of the Notes to provide, through its newly formed wholly-owned subsidiary, HMNY Zone Loan LLC, a senior secured loan to Zone Technologies, Inc. (“Zone”), secured by all of Zone’s assets, and the remainder of the proceeds for general corporate purposes.

If the Company proposes to undertake a subsequent offering of its securities, subject to certain customarily exempt securities, at any time on or prior to the later of (x) the date the Notes held by the Investor are no longer outstanding and (y) the second anniversary of the Closing Date, the Investor will have the right to subscribe for up to 50% of the securities offered.

As required by the SPA, the Company obtained the written consent of the holders of a majority of its common stock approving the Note Financing and the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Note Financing, in accordance with Nasdaq Listing Rule 5635, and an increase of the Company’s authorized shares of common stock from 30 million to 100 million. The Company is also required to file with the Securities and Exchange Commission, no later than October 24, 2016, and provide to its other stockholders, a definitive information statement in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The SPA requires the Company to reimburse the Investor for all reasonable costs and expenses incurred by the Investor or its affiliates in connection with the structuring, documentation, negotiation and closing of the Note Financing.

Investor Note

The Investor Note is payable in full on December 7, 2017. The Investor’s obligation to pay the Company the Purchase Price Balance pursuant to the Investor Note is secured by $3 million, in the aggregate, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country. The Company will receive the Purchase Price Balance upon each voluntary or mandatory prepayment of the Investor Note. An Investor may, at its option at any time after September 28, 2016, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Note – At any time the Investor has converted $1,301,075 or more in principal amount of the Note, the Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Note.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – The Company may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of certain equity conditions, and (ii) the Investor’s receipt of a valid written notice by the Company electing to effect a mandatory conversion of Restricted Principal (defined as $3 million of the principal amount of the Notes), not in excess of the Maximum Mandatory Share Amount or the Maximum Mandatory Conversion Amount (each as defined below under the heading Conversion of the Notes).

The Investor Note also contains certain offset rights, which if executed, would reduce the amount outstanding under the Note and the Investor Note and the cash proceeds received by the Company.

Placement Agent Warrant

In addition to issuing a Note to Palladium, the Company issued a 5-year warrant (the “Placement Agent Warrant”) to Palladium as partial payment for its placement agent services. The Placement Agent Warrant allows Palladium to purchase 9,908 shares (the “Warrant Shares”) of the Company’s common stock at an exercise price of $9.36 per share. If, after the first anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by Palladium, then the Placement Agent Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. The Placement Agent Warrant may not be exercised if, after giving effect to the exercise Palladium, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares. Upon not less than 61 days’ prior notice to the Company, Palladium may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares.

The Notes

Principal Amount

The aggregate principal amount of the Notes is $4,381,075.

Maturity Date

Unless earlier converted or redeemed, the Notes mature 15 months from the date they were issued.

Interest and Payment of Interest

The Notes bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default and to 18% thereafter. Interest on the Notes will be payable in arrears commencing on December 1, 2016 and quarterly thereafter, beginning on January 1, 2017 and, so long as the Equity Conditions have been satisfied, may be paid in shares of common stock at the Company’s option. The Company may also elect to pay interest in whole or in part in cash. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months.

Conversion of the Notes

The Buyers may, at any time, elect to convert the Notes into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations described below. The Conversion Price is $8.075.

The Buyers also have the right to convert the Notes into shares of the Company’s common stock at the Alternate Conversion Price, subject to certain beneficial ownership limitations described below. The Alternate Conversion Price is defined as the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) the greater of (I) the Floor Price ($4.00) and (II) 87% of the quotient of (x) the sum of the volume weighted average price of the Company’s common stock for each of the five consecutive Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) five.

If the Company consummates a Qualified Financing and the Equity Conditions are satisfied, the Company may require the holders of the Notes to convert all or any part of the Notes, up to the Maximum Mandatory Share Amount and the Maximum Mandatory Conversion Amount (each, a “Mandatory Conversion”). If on the fifth Trading Day immediately following a Mandatory Conversion Date and on each fifth Trading Day thereafter through and including the fifteenth Trading Day immediately following such Mandatory Conversion Date (each, a “True-Up Date”) the True-Up Price is less than the applicable Mandatory Conversion Price, the Company must deliver to the holders of the Notes an additional number of shares of common stock equal to the difference between the number of shares of common stock delivered to the holders as a result of the Mandatory Conversion and the number of shares determined by dividing the principal, interest and late charges converted by the True-Up Price. The “True-Up Price” is defined as 85% of the lowest volume weighted average price of the Company’s common stock on the Trading Day with the lowest volume weighted average price during the 15 consecutive Trading Days following the Mandatory Conversion.

“Mandatory Conversion Date” means the third Trading Day following the delivery by the Company of a Mandatory Conversion Notice.

“Maximum Mandatory Share Amount” with respect to any Mandatory Conversion Date means 100% of the quotient of (x) the sum of the composite aggregate daily share trading volume of the common stock for each Trading Day during the 5 Trading Day period ending and including the Trading Day immediately prior to the applicable Mandatory Conversion Notice Date, divided by (y) 5.

“Maximum Mandatory Conversion Amount” with respect to any Mandatory Conversion Date means the difference of (x) $500,000 less (y) the sum of each Conversion Amount converted under the applicable Note during the 5 Trading Day period ending and including the applicable Mandatory Conversion Date.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations describe above, the Notes may not be converted and shares of the Company’s common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the applicable holder of a Note together with its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding shares of common stock. At the Buyers’ option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Redemption of the Note

Provided there has been no Equity Conditions Failure, the Company has the right to redeem all, but not less than all, of the amounts remaining unpaid under the Notes. The portion of the Notes subject to redemption can be redeemed by the Company in cash at a price equal to 110% of the amount being redeemed. In the event of a Change of Control, the Buyers may require the Company to redeem the Notes in cash at the Change of Control Redemption Price.

Events of Default

The Notes contain standard and customary Events of Default including but not limited to: (i) failure to register the Company’s common stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of the Company’s common stock; (iii) failure to make payments when due under the Note; (iv) breaches of covenants and (iv) bankruptcy or insolvency.

Following an Event of Default, the Buyers may require the Company to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Buyers, at a price equal to the Event of Default Redemption Price.

The Company must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest Closing Sale Price of the Company’s common stock on any Trading Day during the period commencing on the date preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the Note.

In addition, following an Event of Default, the holders of the Notes will have the right to convert the Notes at the “Alternate Conversion Event of Default Price” which means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 75% of the lowest volume weighted average price of the common stock for each of the 30 consecutive Trading Days ending and including the Trading Day of delivery or deemed delivery of the applicable Conversion Notice.

Fundamental Transactions

The Notes prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, assumes in writing all of the Company’s obligations under the Note.

New Debt

With the exception of Permitted Indebtedness the Company has agreed that for a period of 90 days following payment in full of the Notes, it will not incur any other debt.

Security and Pledge Agreements and Guaranty

The Company and HMNY Zone Loan LLC each entered into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. Pursuant to such Security and Pledge Agreements, the Notes are secured by a perfected first priority security interest in the Company’s equity ownership interest in HMNY Zone Loan LLC and the Investor Note, and all of the assets of the HMNY Zone Loan LLC, subject to Permitted Liens.

HMNY Zone Loan LLC also provided a Guaranty to the Investor as Collateral Agent whereby HMNY Zone Loan LLC guarantees the punctual payment of all obligations that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Note Financing documents, and agrees to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under the Guaranty or any other Note Financing document.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement with the Investor, the Company is required to register for resale the shares of common stock that are issuable upon conversion of the Notes, additional shares that could be used as payment of monthly interest plus an additional number of shares so that the total number of shares of common stock registered equals 125% of the sum of the maximum number of shares issuable upon conversion of the Notes. The Registration Rights Agreement requires the Company to file the registration statement within 30 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 120 days after the Closing Date if the registration statement is subject to review by the Securities and Exchange Commission).

The Registration Rights Agreement provides for the payment of liquidated damages of one and one-half percent (1.5%) of the product of (x) the number of shares of common stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price as of the Trading Day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

The Company is required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the holders of the Notes may sell all of the common stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the common stock covered by the registration statement shall have been sold.

Voting and Lockup Agreement

In conjunction with the Note Financing, Helios & Matheson Information Technology Ltd. and its wholly-owned subsidiary, Helios & Matheson Inc., (the “Majority Stockholders”), the holders of approximately 75% of the Company’s issued and outstanding common stock, executed a Voting and Lockup Agreement with the Company. Pursuant to the Voting and Lockup Agreement, the Majority Stockholders agreed to vote in favor of (i) the Company’s issuance of the Notes and the common stock into which the Notes can be converted and (ii) the increase of the Company’s authorized common stock from 30 million shares to 100 million shares. The Majority Stockholders also agreed that, for a period beginning on the Closing Date and ending on the date when all of the principal outstanding under the Note issued to the Investor consists of Restricted Principal thereunder, they will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of the Company, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company owned directly by the Majority Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Majority Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Majority Stockholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Majority Stockholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

Loan to Zone Technologies, Inc.

On the Closing Date the Company, through HMNY Zone Loan LLC, loaned $750,000 to Zone. According to the promissory note signed by Zone in favor of HMNY Zone Loan LLC, the principal amount is all due and payable on the earlier of (i) September 6, 2017 or (ii) the date on which the Notes become due and payable as a result of the acceleration of the payment obligation under the Notes. Interest accrues on the principal at the rate of 6% per year, based on a 360 day year. Interest is due and payable (i) monthly in arrears, commencing 15 days after the date on which the merger between Zone Acquisition Inc., the Company’s wholly-owned subsidiary, and Zone is effected or the merger is abandoned pursuant to the Agreement and Plan of Merger dated July 7, 2016, as amended (ii) on the day of each subsequent month, which numerically corresponds to the first day on which interest is due and payable, and (iii) on the date the principal is paid. Repayment of the loan is secured by a Security and Pledge Agreement, also entered into on the Closing Date, between Zone and HMNY Zone Loan LLC. Pursuant to the Security and Pledge Agreement, Zone pledged, assigned and granted to HMNY Zone Loan LLC a continuing first priority security interest in all of Zone’s assets, whether now owned or acquired at a later date.

The above does not purport to be a complete description of the Zone promissory note or the Security and Pledge Agreement between Zone and HMNY Zone Loan LLC and is qualified in its entirety by reference to the full text of such documents, which are attached as exhibits to this Current Report and are incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On September 2, 2016, Helios & Matheson Information Technology Ltd. and its wholly-owned subsidiary, Helios & Matheson Inc., the owners of 857,149 shares and 885,891 shares, respectively, of the Company’s 2,330,438 shares of common stock issued and outstanding, executed a written consent approving (i) the Note Financing, (ii) the issuance of the Note and the Palladium Warrant to Palladium in payment for its fees, (iii) the issuance of more than 20% of the issued and outstanding shares of common stock of the Company pursuant to the conversion feature of the Notes, in accordance with Nasdaq Listing Rule 5635, (iv) the loan to Zone and (v) an increase of the Company’s authorized shares of common stock from 30 million to 100 million.

Item 9.01.     Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Form of Senior Secured Convertible Note issued by the Company
10.3	Investor Note issued by the Investor
10.4	Registration Rights Agreement
10.5	Security and Pledge Agreement (Helios and Matheson Analytics Inc.)
10.6	Security and Pledge Agreement (HMNY Zone Loan LLC)
10.7	Guaranty
10.8	Voting and Lockup Agreement
10.9	Placement Agent Warrant
10.10	Promissory Note issued by Zone Technologies, Inc.
10.11	Security and Pledge Agreement (Zone Technologies, Inc.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer